Exhibit 32.1

Section 1350 Certification

by Patrick S. Williams

In connection with the Quarterly Report on Form 10-Q of Innospec Inc. (the “Company”) for the period ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Patrick S. Williams, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Patrick S. Williams

Patrick S. Williams

President and Chief Executive Officer

August 5, 2009

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of this Report or as a separate disclosure document.

A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request.

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